THE GILLETTE COMPANY
                          2004 LONG-TERM INCENTIVE PLAN

                 (Amended and Restated as of December 13, 2005)
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CONTENTS



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Article 1. Establishment, Purpose, and Duration                               1
Article 2. Administration                                                     1
Article 3. Shares Subject to the Plan and Maximum Awards                      3
Article 4. Eligibility and Participation                                      5
Article 5. Stock Options                                                      5
Article 6. Stock Appreciation Rights                                          9
Article 7. Restricted Stock and Restricted Stock Units                       11
Article 8. Performance Shares                                                13
Article 9. Cash-Based Awards and Other Stock-Based Awards                    14
Article 10. Performance Measures                                             15
Article 11. Dividend Equivalents                                             16
Article 12. Additional Conditions of Awards                                  16
Article 13. Deferrals                                                        21
Article 14. Rights of Participants                                           21
Article 15. Covered Transactions and Change of Control                       21
Article 16. Amendment, Modification, Suspension, and Termination             23
Article 17. Withholding                                                      24
Article 18. Successors                                                       24
Article 19. General Provisions                                               24
Article 19A. Special Merger Provisions                                       27
Article 20. Definitions                                                      29

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THE GILLETTE COMPANY
2004 LONG-TERM INCENTIVE PLAN


ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
      1.1 ESTABLISHMENT. The Gillette Company, a Delaware corporation has established this 2004 Long-Term Incentive Plan (the "Plan") as a long-term incentive compensation plan. The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Other Stock-Based Awards. The Plan is effective as of May 20, 2004 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

      1.2 ASSUMPTION OF THE PLAN. As of the Effective Time, The Procter & Gamble Company, an Ohio corporation, has assumed the Plan according to the Merger Agreement. Unless otherwise specified, amendments to the Plan made in connection with the Merger Agreement shall be effective upon the Effective Time. Should the Merger not become effective, the Plan shall revert to the form approved by the shareholders of The Gillette Company on May 20, 2004, without prejudice to any Awards then outstanding.

      1.3 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain Employees and, until the Effective Time, Nonemployee Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

      1.4 DURATION OF THE PLAN. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms. No Incentive Stock Options may be granted more than ten years after December 9, 2003.

ARTICLE 2. ADMINISTRATION
      2.1 GENERAL. The Committee shall be responsible for administering the Plan, subject to this Article 2 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

      2.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan; to determine eligibility for Awards ; to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan, as it may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients including prospective Employees and establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements. In addition, for any grant following the Effective Time, the Committee shall have the further authority to:


      (a)   waive the provisions of Section 12.1A(a) hereof

      (b)   waive the provisions of Section 12.1A(b) hereof

      (c)   waive the provisions of Section 12.1A(c) hereof

      (d) waive the provisions of Section 5.8(a), 5.8(b), and 5.8(c) hereof as well as Sections 6.7(a), 6.7(b), and 6.7(c) hereof and

      (e) impose conditions in lieu of those set forth in Articles 5, 6, 7, 8, and 9 for Options, SARs, Restricted Stock, RSUs, Performance Shares, or other Awards which do not increase or extend the rights of the Participant.

Notwithstanding the foregoing, Awards to Nonemployee Directors shall be made by the Board, and all references in the Plan to the Committee, where the Committee is referred to as having discretion or authority to grant Awards, shall, as applied to Awards made to Nonemployee Directors, be construed to refer to the Board. Awards to Nonemployee Directors are not subject to management's discretion.

      2.3 COMPOSITION. The Committee shall consist of not fewer than three (3) members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee shall report to the Board on the administration of the Plan not less than once each year.

      The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee may also delegate to one or more officers (each, a "delegated officer") of the Company the power to designate Employees (other than the delegated officer and other than any officer subject to Section 16 of the Exchange Act) to receive Awards under the Plan, on such terms as the delegated officer determines, subject to the following: (i) any such delegation with respect to Options shall comply with the requirements set forth therein, and
(ii) in the case of any such delegation with respect to other Awards involving the issuance of Shares, the Committee shall authorize the issuance of the Shares, limiting the aggregate number thereof that shall be subject to Awards to which the delegation applies, and shall determine the price, if any, to be paid therefor. Any officer to whom a delegation under the preceding sentence is made shall report periodically to the Committee, in such detail as the Committee may require, concerning Awards allocated or granted pursuant to such delegation. References to the Committee herein shall be deemed to include any person to whom the Committee has delegated responsibilities under this Section 2.3, to the extent of such delegation.

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ARTICLE 3. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
      3.1     NUMBER OF SHARES AVAILABLE FOR AWARDS.

      (a) Subject to adjustment as provided in Section 3.4 hereof, the maximum number of Shares available for issuance to Participants under the Plan (the "Share Authorization") shall be:

            (i)   Nineteen million (19,000,000), plus

            (ii) The sum of (1) the authorized Shares not issued or subject to outstanding awards under the Company's Prior Plan as of the Effective Date plus (2) any unissued Shares subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

      (b) Subject to the foregoing limit on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued in the following categories shall be as follows:

            (i) No more than thirty seven million (37,000,000) Shares may be issued pursuant to Awards in the form of ISOs; and

            (ii) No more than thirty seven million (37,000,000) Shares may be issued pursuant to Awards in the form of NQSOs; and

            (iii) No more than one million (1,000,000) Shares may be issued pursuant to Awards made to Nonemployee Directors.

      3.2 SHARE USAGE.

      (a) Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, are not issued Shares and, consistent with
            Section 3.1 above, shall be available for Awards granted under the Plan. If the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if shares are tendered for any other purpose under any other form of Award, the number of Shares treated as issued under the Plan for purposes of Section 3.1 above shall be determined net of any Shares tendered to the Company. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares, or shares acquired in the open market as the Committee determines.

      (b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

      3.3 ANNUAL AWARD LIMITS. The following limits (each an "Annual Award Limit," and, collectively, "Annual Award Limits") shall apply to grants of Awards under the Plan:

      (a) OPTIONS: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three million (3,000,000) plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year.

      (b) SARS: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three million (3,000,000) plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year.

      (C) RESTRICTED STOCK OR RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be two million (2,000,000) plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year.

      (D) PERFORMANCE SHARES: The maximum aggregate grant of Performance Shares in any one Plan Year to any one Participant shall be one and one-half million (1,500,000) Shares plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year.

      (E) CASH-BASED AWARDS: The maximum aggregate grant amount with respect to Cash-Based Awards granted in any one Plan Year to any one Participant may not exceed ten million dollars ($10,000,000) plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year.

      (F) OTHER STOCK-BASED AWARDS. The maximum aggregate grant with respect to Other Stock-Based Awards granted in any one Plan Year to any one Participant shall be one and one-half million (1,500,000) Shares plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year.

      (G) AWARDS TO NONEMPLOYEE DIRECTORS. The maximum aggregate grant with respect to Awards made in any one Plan Year to any one Nonemployee Director shall be twenty thousand (20,000) Shares plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Plan Year. Notwithstanding any other provision to the contrary in this Plan, there shall be no Awards granted to any Nonemployee Director after May 2005, PROVIDED THAT the Merger closes according to the terms and conditions of the Merger Agreement.

      3.4 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, or a distribution (other than a normal cash dividend) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Award, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

      The Committee may also make such other adjustments in Awards as are authorized by Article 15 or Article 16. Any adjustment made pursuant to this
Section 3.4 or pursuant to Article 15 or Article 16 that is made with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, and any such adjustment that is made with respect to an Award to a Covered Employee that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code shall be made consistent with that intent. The determination of the Committee as to Award adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      3.5 ADJUSTMENTS RESULTING FROM THE MERGER. The Share Authorization, Annual Award Limits, and other Award limitations and maximums set forth in this Article 3 shall be multiplied by the Exchange Ratio to establish an adjusted Share Authorization, Annual Award Limits, and other Award limitations and maximums following the Effective Time.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION
       4.1 ELIGIBILITY. Individuals eligible to participate in this Plan include all key Employees who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of the Company and/or its subsidiaries. Nonemployee Directors of the Company are also eligible for participation in the Plan until and including May 2005, after which time no further grants shall be made to Nonemployee Directors, PROVIDED THAT the Merger closes according to the terms and conditions of the Merger Agreement.

      4.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and the amount, type, and terms of each Award.

ARTICLE 5. STOCK OPTIONS
      5.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as these terms are defined in Section 424 of the Code and the regulations thereunder).

      5.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine that are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

      5.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be fixed and shall be equal to or greater than the FMV on the date of grant of the Shares subject to the Option.

      5.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

      5.5 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

      5.6 PAYMENT. Options granted under this Article 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      The issuance of Shares with respect to any Option exercise shall be conditioned on full payment of the related Option Price. The Option Price of any Option shall be payable to the Company either: (a) in cash or its equivalent;
(b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by any other method approved or accepted by the Committee, including, without limitation, if the Committee so determines, a cashless (broker assisted) exercise; or (d) by any combination of the foregoing.

      Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the person exercising the Option evidence of book entry Shares, or upon such person's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      Unless otherwise determined by the Committee, all cash payments under all of the methods indicated above shall be paid in United States dollars.

      5.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 5 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable securities laws, or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

      5.8 TERMINATION OF EMPLOYMENT.

Except as provided in Section 19A hereof and the Merger Agreement, in the event that a Participant ceases to be an employee of the Company or any of its subsidiaries while holding an unexercised Option:

      (a) Any unexercisable portions thereof are then void, except in the case of: (1) death of the Participant; (2) Retirement or Special Separation that occurs more than six months from the date the Options were granted; or (3) any Option as to which the Committee has waived, at the time of grant, the provisions of this Section 5.8(a) hereof

      (b) Any exercisable portions thereof are then void, except in the case of: (1) death of the Participant which for Options granted prior to the Effective Time shall be exercised within the shorter of the term of the original grant or three years from the date of death, and for Options granted after the Effective Time shall be exercised within the term of the original grant; (2) Retirement or Special Separation; (3) a voluntary resignation that is not for Good Reason, but only with respect to Options granted prior to the Effective Time, which must be exercised (if at all) within 30 days after the date of termination of employment; or (4) any Option as to which the Committee has waived, at the time of grant, the provisions of this
            Section 5.8(b)

      (c) In the case of Special Separation, any Option must be exercised within the term of the original grant or five (5) years from the date of Special Separation, whichever is shorter.

      (d) In the case of the death of a Participant, the persons to whom the Options granted following the Effective Time have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Options or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the Options. Options granted before the Effective Time may be exercised during a period ending on the earlier of the term of the original grant or three years from the date of death.

      5.9 TRANSFERABILITY OF OPTIONS.

      (A) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this
            Article 5 shall be exercisable during his or her lifetime only by such Participant, or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian.

      (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian. With respect to those NQSOs, if any, that are permitted to be transferred to another person, relevant references in the Plan to the Participant, as determined by the Committee, shall be deemed to include the Participant's permitted transferee.

      For the purpose of exercising any Options after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the Options as legatees or distributees would have after distribution to them from the Participant's estate. Notwithstanding the foregoing, the Committee may authorize the transfer of Options upon such terms and conditions as the Committee may require. Such transfer shall become effective only upon the Committee's complete satisfaction that the proposed transferee has strictly complied with such terms and conditions, and both the original Participant and the transferee shall be subject to the same terms and conditions hereunder as the original Participant.

      5.10 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

      5.11. SUBSTITUTING SARS. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee's discretion) for outstanding Options awarded after the adoption of FAS 123; provided, the terms of the substituted Stock SARs correspond in relevant respects to the terms of the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options, as determined by the Committee.

      5.12 ISOS. The aggregate fair market value (determined at the time when the ISO is exercisable for the first time by a Participant during any calendar year) of the shares for which any Participant may be granted ISOs under the Plan and all other stock option plans of the Company and its subsidiaries in any calendar year shall not exceed $100,000 (or such other amount as reflected in the limits imposed by Section 422(d) of the Internal Revenue Code of 1986, as it may be amended from time to time).

      5.13. ADDITIONAL TERMS AND CONDITIONS.

      (a) Unless otherwise authorized by the shareholders of the Company, neither the Board nor the Committee shall authorize the amendment of any Option to reduce the Option Price. This Paragraph shall not be construed to prohibit the adjustments permitted under Section 3.4 the Plan.

      (b) No Option shall be cancelled and replaced with awards having a lower Option Price without the prior approval of the shareholders of the Company. This Paragraph is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit the adjustments permitted under Section 3.4 the Plan.

      (c) The Committee may require any Participant to accept any Option by means of electronic signature.

      (d) No Options granted after the Effective Time shall be exercisable within one (1) year from their date of grant, except in the case of the death of the Participant.


ARTICLE 6. STOCK APPRECIATION RIGHTS
      6.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

      The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price for a Freestanding SAR shall be fixed and shall be equal to or greater than the FMV on the date of grant of the Shares subject to the Freestanding SAR. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

      6.2 SAR AGREEMENT. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the maximum duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which a SAR shall become vested and exercisable, and such other provisions as the Committee shall determine that are not inconsistent with the terms of the Plan.

      6.3 DURATION OF SAR. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

      6.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

      6.5 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

      6.6 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by

      (b)   The number of Shares with respect to which the SAR is exercised.

      The payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      6.7 TERMINATION OF EMPLOYMENT. In the event that a Participant ceases to be an employee of the Company or any of its subsidiaries while holding an unexercised SAR:

      (a) Any unexercisable portions thereof are then void, except in the case of: (1) death of the Participant; (2) Retirement or Special Separation that occurs more than six months from the date the SARs were granted; or (3) any SAR as to which the Committee has waived, at the time of grant, the provisions of this Section 6.7(a).

      (b) Any exercisable portions thereof are then void, except in the case of: (1) death of the Participant; (2) Retirement or Special Separation; or (3) any SAR as to which the Committee has waived, at the time of grant, the provisions of this Section 6.7(b).

      (c) In the case of Special Separation, any SAR must be exercised within the term of the original grant or five (5) years from the date of Special Separation, whichever is shorter.

      (d) In the case of the death of a Participant, the persons to whom SARs have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining stock appreciation rights or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the SARs.

      6.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian. With respect to those SARs, if any, that are permitted to be transferred to another person, relevant references in the Plan to the Participant, as determined by the Committee, shall be deemed to include the Participant's permitted transferee.

      For the purpose of exercising SARs after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the SARs as legatees or distributees would have after distribution to them from the Participant's estate. Notwithstanding the foregoing, the Committee may authorize the transfer of SARs upon such terms and conditions as the Committee may require. Such transfer shall become effective only upon the Committee's complete satisfaction that the proposed transferee has strictly complied with such terms and conditions, and both the original Participant and the transferee shall be subject to the same terms and conditions hereunder as the original Participant.

      6.9 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold any Shares received upon exercise of a SAR for a specified period of time.

      6.10. ADDITIONAL TERMS AND CONDITIONS.

      (a) Unless otherwise authorized by the shareholders of the Company, neither the Board nor the Committee shall authorize the amendment of any outstanding SAR to reduce the Grant Price. This Paragraph shall not be construed to prohibit the adjustments permitted under Section
            3.4 the Plan.

      (b) No SAR shall be cancelled and replaced with awards having a lower Grant Price without the prior approval of the shareholders of the Company. This Paragraph is intended to prohibit the repricing of "underwater" SARs and shall not be construed to prohibit the adjustments permitted under Section 3.4 of the Plan.

      (c) The Committee may require any Participant to accept any SAR by means of electronic signature.

      (d) No SARs granted after the Effective Time shall be exercisable within one (1) year from their date of grant, except in the case of the death of the Participant.


ARTICLE 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
      7.1 GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, Shares of Restricted Stock and/or Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

      7.2 RESTRICTED STOCK OR RESTRICTED STOCK UNIT AGREEMENT. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the conditions upon which Restricted Stock or Restricted Stock Units shall become vested, and such other provisions as the Committee shall determine that are not inconsistent with the terms of the Plan.

      7.3 TRANSFERABILITY. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement or otherwise at anytime by the Committee (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian, except as otherwise provided in an Award Agreement or at any time by the Committee.

      7.4 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

      Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 3.1(a) and disregarding the impact of Article 15, any Awards of Restricted Stock or Restricted Stock Units that vest on the basis of the Participant's continued employment with or provision of service to the Company shall provide for vesting at a rate that is not more rapid than annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or Restricted Stock Units that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      After all conditions and restrictions under the Plan applicable to an Award under this Article 7 have been satisfied or have lapsed, including the satisfaction of all applicable tax withholding obligations, then (a) if the Award was an Award of Restricted Stock, the Shares subject to the Award shall be free of all transfer restrictions imposed under the Plan, and (b) if the Award was an Award of Restricted Stock Units, the Shares subject to the Award, or cash in lieu thereof, or a combination of Shares and cash, as the Committee determines, shall be issued and delivered to the holder of the Award.

      7.5 VOTING RIGHTS. Except as otherwise specified in an Award Agreement, Participants holding Shares of Restricted Stock shall have full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder except as to Shares actually issued and delivered under such Units.

      7.6 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined by the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      7.7 SECTION 83(B) ELECTION. The Committee may provide in an Award Agreement relating to Restricted Stock that the Award is conditioned upon the Participant making or refraining from making an election with respect to the Restricted Stock under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 8. PERFORMANCE SHARES
      8.1 GRANT OF PERFORMANCE SHARES. Subject to the terms and provisions of the Plan, Performance Shares may be granted in such number, and upon such terms, which may include requirements of continued service as well as performance conditions, and at any time and from time to time as shall be determined by the Committee. Each Award under this Article 8 shall specify the performance measures applicable to the Award, as determined by the Committee, and the period or periods (each, a "Performance Period") over which the performance measures so determined are to be measured. Each Performance Share shall be expressed in units of Shares or fractions or multiples of Shares and shall provide for payout, if the applicable performance and other Award conditions are met, based on the value of the underlying Shares, or on appreciation in such value, or on such other Share-related measures of value as the Committee may determine. For the avoidance of doubt, an Award granted under Articles 5, 6, 7 or 9 may provide for the acceleration of vesting or payment upon the satisfaction of performance conditions and shall not thereby be considered a Performance Share Award under this Article 8, but a share based Award that would otherwise be described in Articles 5, 6, 7 or 9 but under which the satisfaction of performance conditions (other than service) is a precondition to any vesting or exercisability shall be considered a Performance Share for purposes of the Plan.

      8.2 PAYMENT OF PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of a Performance Share shall be entitled to receive such payout, if any, as the Committee determines is owed based on the terms of the Award. Payment with respect to a Performance Share may be made in the form of cash or in Shares (or in a combination thereof), as the Committee determines.

      8.3 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to retain Performance Shares following termination of the Participant's employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined by the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      8.4 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant, or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian. With respect to those Performance Shares, if any, that are permitted to be transferred to another person, relevant references in the Plan to a Participant, as determined by the Committee, shall be deemed to include the Participant's permitted transferee.

ARTICLE 9. CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
      9.1 GRANT OF CASH-BASED AWARDS. Subject to the terms and provisions of the Plan, Cash-Based Awards may be granted in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each such Award shall be evidenced by an Award Agreement that shall specify the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

      9.2 OTHER STOCK-BASED AWARDS. Subject to the terms and provisions of the Plan, Other Stock-Based Awards may be granted in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Such Awards shall be evidenced by an Award Agreement that shall specify the maximum duration of the Other Stock-Based Award, the number of Shares to which the Other Stock-Based Award pertains, the conditions upon which the Other Stock-Based Award shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

      9.3 PAYMENT OF CASH-BASED AND OTHER STOCK-BASED AWARDS. Each Cash-Based Award shall specify a cash-denominated payment amount or payment ranges as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award and, subject to such terms, may be made under either form of Award in cash or in Shares, as the Committee determines.

      9.4 TERMINATION OF EMPLOYMENT. Each Participant's Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to receive payment under Cash-Based Awards or Other Stock-Based Awards following termination of the Participant's employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined by the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

      9.5 NONTRANSFERABILITY. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant, or, in the event of the legal incompetence of the Participant, by the Participant's duly appointed legal guardian. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, relevant references in the Plan to a Participant, as determined by the Committee, shall be deemed to include the Participant's permitted transferee.

ARTICLE 10. PERFORMANCE MEASURES
      10.1 PERFORMANCE MEASURES. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be objectively determinable goals based upon one or more of the following Performance Measures:

      (a)   Net earnings or net income (before or after taxes);
      (b)   Net income per share;
      (c)   Net sales growth;
      (d)   Net operating profit;
      (e) Return measures (including, but not limited to, return on invested capital, assets, equity, or net sales);
      (f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
      (g) Income before or after taxes, interest, depreciation, and/or amortization;
      (h)   Gross or operating margins;
      (i)   Productivity ratios;
      (j) Share price (including, but not limited to, growth measures and total stockholder return);
      (k)   Expense targets;
      (l)   Margins;
      (m)   Operating efficiency;
      (n)   Working capital targets; and
      (o) Economic Value Added or EVA(R)(net operating profit after taxes minus the sum of capital multiplied by the cost of capital)

      Performance Measures may be applied to any or any combination of the Company and its Subsidiaries on a consolidated basis or, as the context permits, on a divisional, entity, line of business, project or geographical basis or in combinations thereof. If the Committee so determines, performance goals may relate to performance under one or more of the Performance Measures as hereinabove described compared to the performance of a group of comparator companies or another index or indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 10.

      10.2 EVALUATION OF PERFORMANCE. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that are objectively determinable and that occur during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments, or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions, divestitures, joint ventures, or alliances, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

      10.3 ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee may adjust such Awards downward, either on a formula or a discretionary basis or any combination, as the Committee determines.

      10.4 OTHER CHANGES. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee may make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 10.1.

ARTICLE 11. DIVIDEND EQUIVALENTS
      Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award but that have not been issued or delivered, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE 12. ADDITIONAL CONDITIONS OF AWARDS
      Except as otherwise provided in the Merger Agreement or in any employment agreement (including any amendment thereto) entered between an Employee Participant and the Company before January 28, 2005, the following additional provisions shall govern Awards granted under the Plan.

      12.1A ADDITIONAL CONDITIONS OF AWARDS GRANTED IN OR AFTER MAY 2005.

      With respect to any Awards granted in or after May 2005, in addition to such other conditions as may be established by the Committee, in consideration of the granting of any Award under the terms of the Plan, including, without limitation, any Option, SAR, RSU, or grant of Shares, each Participant agrees as follows:


      (a) The right to exercise any Award shall be conditional upon certification by the Participant at time of exercise that the Participant intends to remain in the employ of the Company or one of its subsidiaries for at least one (1) year following the date of the exercise of the Award (provided that termination of employment due to Retirement or Special Separation shall not constitute a breach of such certification).

      (b) In order to better protect the goodwill of the Company and its subsidiaries and to prevent the disclosure of the Company's or its subsidiaries' trade secrets and confidential information and thereby help insure the long-term success of the business, the Participant, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the Participant's termination of employment with the Company for any reason, in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with:

            (i) any business of The Gillette Company or its subsidiaries immediately prior to the Effective Time (including as relates to both existing products as well as products known to the Participant, as a consequence of the Participant's employment with The Gillette Company or its subsidiaries, to be in development); or

            (ii) any business of The Procter & Gamble Company or its subsidiaries in which the Participant was employed following the Effective Time (including as relates to both existing products as well as products known to the Participant, as a consequence of the Participant's employment with The Procter & Gamble Company or one of its subsidiaries, to be in development), with respect to which, in either case, the Participant's work has been directly involved at any time during the two (2) years preceding termination of employment or with respect to which during that period of time the Participant acquired knowledge of trade secrets or other confidential information of The Gillette Company, The Procter & Gamble Company, and/or any of their subsidiaries as a result of Participant's job performance and duties.

              For purposes of this paragraph, it shall be conclusively presumed that Participants have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

      (c) Following the Effective Time, unless otherwise provided pursuant to a termination settlement agreement with the Company or any of its subsidiaries, while the Participant is employed by the Company and for a period of eighteen (18) months after the termination or cessation of such employment for any reason , the Participant shall not directly or indirectly, either alone or in association with others: (i) solicit or encourage any employee or independent contractor of the Company to terminate his or her relationship with the Company; or (ii) recruit, hire or solicit for employment or for engagement as an independent contractor, any person who is or was employed by the Company at any time during the Participant's employment with the Company; provided, that this Paragraph (c) shall not apply to such person whose employment with the Company has been terminated for a period of six months or longer.

      (d) The Participant agrees not to use or disclose the Company's or its subsidiaries' trade secrets and confidential information known to the Participant until any particular trade secret or confidential information become generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its subsidiaries is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this Section, "generally known" means known throughout the domestic U. S. industry or, in the case of Participants who have job responsibilities outside of the United States, the appropriate foreign country or countries' industry. Without limiting the generality of the foregoing, Participant shall not:

            (i) Disclose or use at any time any secret or confidential information or knowledge obtained or acquired by the Participant during, after, or by reason of, employment with The Gillette Company or any of its subsidiaries, as provided under applicable law and any and all agreements between the Participant and The Gillette Company or any of its subsidiaries regarding Participant's employment with The Gillette Company or the subsidiary; and

            (ii) Disclose or use at any time any secret or confidential information or knowledge obtained or acquired by the Participant during, after, or by reason of, employment with The Procter & Gamble Company or any of its subsidiaries, as provided under applicable law and any and all agreements between the Participant and The Procter & Gamble Company or any of its subsidiaries regarding Participant's employment with The Procter & Gamble Company or the subsidiary.

      (e) Following the Effective Time, to the extent permitted by law, the Participant shall not make, publish or state, or cause to be made, published or stated, any defamatory or disparaging statement, writing or communication pertaining to the character, reputation, business practices, competence or conduct of the Company, its subsidiaries, stockholders, directors, officers, employees, agents, representatives or successors.

      (f) In accordance with any and all agreements between the Participant and the Company or any of its subsidiaries regarding the Participant's employment, the Participant shall disclose promptly and transfer and assign to the Company all improvements and inventions in certain fields made or conceived by the Participant during employment with the Company or its subsidiaries and within the prescribed periods thereafter.

      (g) By acceptance of any offered Option, SAR, RSU, grant of Shares, or any other Award granted under the terms of the Plan, the Participant acknowledges that if the Participant were, without authority, to use, disclose, or threaten the use or disclosure of the trade secrets or confidential information of The Gillette Company or its subsidiaries or, following the Effective Time, of The Procter & Gamble Company or its subsidiaries, the Company or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the Participant from doing so. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of this Article is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

      12.1B   ADDITIONAL CONDITIONS OF AWARDS GRANTED BEFORE MAY 2005.

      With respect to any Awards granted before May 2005, in addition to such other conditions as may be established by the Committee, in consideration of the granting of any Award under the terms of the Plan, including, without limitation, any Option, SAR, RSU, or grant of Shares, each Participant agrees as follows:

      (a) Unless otherwise provided pursuant to a termination settlement agreement with the Company or any of its subsidiaries, while the Participant is employed by the Company and for a period of eighteen
            (18) months after the termination or cessation of such employment for any reason, the Participant shall not directly or indirectly:

            (i) As an employee, consultant, independent contractor, officer, director, individual proprietor, investor, partner, stockholder, agent, principal, joint venturer, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held corporation or company), be employed, work, consult, advise, assist, or engage in any activity regarding any business, product, service or other matter which: (A) is substantially similar to or competes with any business, product, service or other matter regarding which the Participant worked for the Company, or any of its subsidiaries, during the three (3) years prior to Participant's termination of employment; or (B) concerns subject matters about which Participant gained proprietary information of the Company, or any of its subsidiaries, during the three (3) year period prior to the Participant's termination of employment;

            (ii) Either alone or in association with others, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served, directly or indirectly, by Participant while employed by the Company; or

            (iii) Either alone or in association with others: (A) solicit or encourage any employee or independent contractor of the Company to terminate his or her relationship with the Company; or (B) recruit, hire or solicit for employment or for engagement as an independent contractor, any person who is or was employed by the Company at any time during the Participant's employment with the Company; provided, that this Paragraph (iii) shall not apply to such person whose employment with the Company has been terminated for a period of six months or longer.

      (b) The Participant shall not disclose or use at any time any secret or confidential information or knowledge obtained or acquired by the Participant during, after, or by reason of, employment with the Company or any of its subsidiaries, as provided under applicable law and any and all agreements between the Participant and the Company or any of its subsidiaries regarding Participant's employment with the Company or the subsidiary.

      (c) In accordance with any and all agreements between the Participant and the Company or any of its subsidiaries regarding the Participant's employment, the Participant shall disclose promptly and transfer and assign to the Company all improvements and inventions in certain fields made or conceived by the Participant during employment with the Company or the subsidiary and within the prescribed periods thereafter.

      (d) To the extent permitted by law, the Participant shall not make, publish or state, or cause to be made, published or stated, any defamatory or disparaging statement, writing or communication pertaining to the character, reputation, business practices, competence or conduct of the Company, its subsidiaries, stockholders, directors, officers, employees, agents, representatives or successors.

      12.2 SCOPE OF PROVISIONS. If any of the provisions contained in Section 12.1A and 12.1B hereof shall for any reason, whether by application of existing law or law which may develop after the Participant's acceptance of an offer of the granting of an Award, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Participant agrees to join the Company or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

      12.3 EFFECT OF CHANGE OF CONTROL ON CONDITIONS. In the event of a Change of Control, the restrictions contained in Sections 12.1B (a)(i), 12.1B(a)(iii) and 12.1B(d) hereof shall cease and the Participant shall no longer be bound by the obligations thereunder. However, the provisions of Section 12.1A hereof shall continue in full force and effect notwithstanding a Change of Control.

      12.4 CONSEQUENCES OF VIOLATION OF CONDITIONS. If the Company reasonably determines that a Participant has materially violated any of the Participant's obligations under Section 12.1A or Section 12.1B above, or if a Participant is terminated for Cause, then, in addition to any other remedies provided in this Plan and available at law or in equity (including, without limitation, injunctive and other appropriate relief), the Company may cancel any and all Awards granted to the Participant, including grants that according to their terms are vested.

      12.5 EFFECT ON OTHER NON-COMPETITION RESTRICTIONS. The non-competition restrictions set forth in Section 12.1B(a) supersede any non-competition restrictions of less than eighteen (18) months in duration set forth in any employment agreement between a Participant and the Company or any subsidiary or predecessor.

ARTICLE 13. DEFERRALS
      The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock Units, or payment in respect of Performance Shares, Cash-Based Awards, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

ARTICLE 14. RIGHTS OF PARTICIPANTS
      14.1 EMPLOYMENT. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate any Participant's employment or service on the Board at any time or for any reason or confer upon any Participant any right to continue his or her employment or service as a Nonemployee Director for any specified period of time.

      Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Subsidiaries. Subject to Articles 2 and 16, this Plan and the benefits hereunder may be terminated at any time pursuant to Article 16 without giving rise to any liability on the part of the Company and/or its Subsidiaries.

      14.2 PARTICIPATION. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      14.3 RIGHTS AS A STOCKHOLDER. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15. COVERED TRANSACTIONS AND CHANGE OF CONTROL
      15.1 COVERED TRANSACTIONS. Unless otherwise specified in an Award Agreement, in the event of a "covered transaction" (as hereinafter defined) in which there is an acquiring or surviving entity, the Committee may provide for the assumption of some or all outstanding Awards, or for the grant of new Awards in substitution therefor, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Committee determines. The terms and conditions of any substitute Award shall be substantially equivalent to the terms and conditions of the Award that it replaces, taking into account changes necessitated by the covered transaction, all as determined by the Committee. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of Shares or cash issuable or payable under each other outstanding Award will be accelerated, prior to the covered transaction, in each case (where Shares are to be delivered) on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the issuance of the Shares, as the case may be, to participate as a stockholder in the covered transaction, and the Award will terminate upon consummation of the covered transaction. In the case of Restricted Stock or other Award subject to restrictions, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Shares or under the Award in connection with the covered transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan. For purposes of the foregoing, a "covered transaction" is any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert,
(ii) a sale or transfer of all or substantially all the Company's assets, or
(iii) a dissolution or liquidation of the Company. Where a covered transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the covered transaction shall be deemed to have occurred upon consummation of the tender offer.

      15.2 CHANGE OF CONTROL OF THE COMPANY. Unless otherwise specified in an Award Agreement or an employment agreement between an Employee Participant and the Company, in the event of a Change of Control, whether or not such Change of Control also constitutes a "covered transaction" as defined in Section 15.1 above, the following provisions shall apply, subject to Section 19.A hereof and the Merger Agreement. In the case of a transaction that qualifies as both a Change of Control and a "covered transaction" as so defined, the vesting provisions of this Section 15.2 shall be applied whether or not there is an assumption or substitution under Section 15.1, but the provisions of this
Section 15.2 relating to exercise or enjoyment of an Award following the Change of Control shall apply only to the extent the Award is continued (through assumption or substitution) in connection with the transaction.

      (a) All outstanding Options and SARs held by Participants which are not yet exercisable on the date such Change of Control first occurs shall become immediately exercisable and all the rights and benefits relating to such Options and SARs including, but not limited to, periods during which such Options and SARs may be exercised shall become fixed and not subject to change or revocation by the Company except as otherwise provided under Article 16;

      (b) In the event that, within two (2) years of a Change of Control, the employment of an employee Participant is terminated by the Company for any reason other than for Cause, or the employee Participant terminates employment for Good Reason, or the service as a Nonemployee Director is terminated, the applicable exercise period for all Options and SARs (including substituted or assumed Awards, if any, in the case of a Change of Control that is also subject to
            Section 15.1) held by him or her at termination of employment shall be the greater of (i) a period of two (2) years from the date of termination, and (ii) the post-termination exercise period otherwise applicable to the employee Participant pursuant to Section 5.8 or 6.7, as applicable, as prescribed by the Committee or set forth in the employee Participant's Award Agreement; provided, however, that in no event shall any Option or SAR be exercisable beyond ten (10) years from its date of grant;

      (c) Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and, any Shares subject to Restricted Stock Unit Awards shall be delivered on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, to participate as a stockholder in the Change of Control transaction;

      (d) The target payout opportunities attainable under all outstanding Awards subject to performance conditions shall be deemed to have been fully earned on the same basis as if targeted performance had been attained for the Performance Period;

            (i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants prior to the effective date of the Change of Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash; and

            (ii) Awards denominated in cash shall be paid to Participants in cash prior to the effective date of the Change of Control; and

      (e) Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company, all conditions for payment to which outstanding Cash-Based Awards and Other Stock-Based Awards may be subject will be deemed satisfied, and the Committee shall pay out all such Awards.

ARTICLE 16. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION
      16.1 AMENDMENT OF THE PLAN OR AWARDS. The Board of Directors or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan or any Award Agreement in whole or in part; provided, however, that, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; and further provided no such amendment shall adversely affect the rights of any Participant (without his or her consent) under any Award theretofore granted or other contractual arrangements entered into before or after a "covered transaction" or Change of Control or deprive any Participant of any right or benefit which became operative in the event of a "covered transaction" or Change of Control.

      16.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. In the case of performance-based awards to a Covered Employee that are intended to be exempt under Section 162(m) of the Code, adjustments by the Committee shall be made consistent with Article 10 and only to the extent consistent with such exemption.

      16.3 REPLACEMENT AWARDS. The Company may grant Awards under the Plan on terms differing from those provided for in the Plan where such Awards are granted in substitution for Awards held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares subject to a substitute or replacement Award granted pursuant to this Section 16.3, or subject to Awards assumed in connection with a transaction described in this Section 16.3, shall not count against the Share limitations described in Article 3, nor shall the Award limitations described in Article 3 apply to such substitute, replacement, or assumed Awards, in each case except as may otherwise be required to satisfy the ISO rules under Section 422 of the Code or other applicable legal or stock exchange requirements.

ARTICLE 17. WITHHOLDING
      17.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, such amounts as the Company determines are necessary or desirable to satisfy, or are required by law or regulation to be withheld, with respect to any taxable event arising as a result of this Plan.

      17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

ARTICLE 18. SUCCESSORS
      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, its business or its assets whether by direct or indirect purchase, merger, consolidation, or otherwise.

ARTICLE 19. GENERAL PROVISIONS
      19.1 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company and/or Subsidiary, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

      19.2 LEGEND. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

      19.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      19.4 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      19.5 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      19.6 INVESTMENT REPRESENTATIONS. The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

      19.7 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have Employees and/or Nonemployee Directors, the Committee shall have the power and authority, in addition to such power and authority it otherwise has under the Plan, to:

      (a)   Determine which Subsidiaries shall be covered by the Plan;

      (b) Determine which Employees and/or Nonemployee Directors outside the United States are eligible to participate in the Plan;

      (c) Modify the terms and conditions of any Award granted to Employees and/or Nonemployee Directors, outside the United States to comply with applicable foreign laws;

      (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.7 by the Committee shall be attached to this Plan document as appendices; and

      (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

      19.8 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      19.9 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

      19.10 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      19.11 RETIREMENT AND WELFARE PLANS. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, will be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

      19.12 NONEXCLUSIVITY OF THE PLAN. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee, or the Company or any Subsidiary, to adopt such other compensation arrangements as it may deem desirable in the case of any Participant.

      19.13 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any other action which such entity deems to be necessary or appropriate.

      19.14   GOVERNING LAW.

      (a) PRIOR TO EFFECTIVE TIME: Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be construed under the General Corporation Law of the State of Delaware, the Plan and each Award outstanding under it shall be governed by the laws of the Commonwealth of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Massachusetts, to resolve any and all issues that may arise out of or relate to the Plan or any Award.

      (b) UPON AND FOLLOWING EFFECTIVE TIME: The Plan and each Award outstanding under it shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of an Award under the Plan are deemed to submit to the non-exclusive jurisdiction and venue of the federal or state courts of Ohio, and any other appropriate jurisdiction and venue, to resolve any and all issues that may arise out of or relate to the Plan or any Award.

      19.15. CONSENT. Every Participant who receives or has received an Option, SAR, RSU, grant of Shares, or any other Award pursuant to the Plan shall be bound by the terms and provisions of the Plan and of the Option, SAR, RSU, Share, or other Award Agreement referable thereto, and the acceptance of any Option, SAR, RSU, Share, or other Award pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and its subsidiaries and any successors in interest to any of them. Every Person who receives an Option, SAR, RSU, Share, or other Award from a Participant pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the Option, SAR, RSU, Share, or other Award Agreement referable thereto, and the acceptance of any Option, SAR, RSU, Share, or other Award by such Person shall constitute a binding agreement between such Person and the Company and its subsidiaries and any successors in interest to any of them.

ARTICLE 19A.  SPECIAL MERGER PROVISIONS

      19A.1 ACCELERATION OF CERTAIN OPTIONS. Except as provided in Section 19A.3, each Option outstanding under the Plan on January 27, 2005 (the "Accelerated Options") shall be vested and fully exercisable effective immediately prior to the Effective Time as determined by the Authorized Officer.

      19A.2 SPECIAL MERGER ELECTIONS. Under procedures established by the Authorized Officer, each holder of an Accelerated Option may exercise such Accelerated Option immediately prior to the Effective Time, in whole or in part, and in respect thereof shall be entitled to receive, at such holder's election, either (i) the Merger Shares or (ii) a cash payment equal to the product of (A) the excess (if any) of the per share value of the Merger Shares over the per share exercise price, multiplied by (B) the number of Shares with respect to which the Accelerated Option is exercised, in each case subject to applicable withholding taxes.

      19A.3 TERMS AND CONDITIONS OF 2005 OPTIONS. Notwithstanding any provision in the Plan to the contrary, grants of 2005 Options under the Plan shall not relate to more than 11,500,000 Shares. Each 2005 Option shall be subject to such terms and conditions as the Committee may determine, subject to the provisions of the Plan as revised; PROVIDED, HOWEVER, that (i) no 2005 Option shall be subject to accelerated vesting upon consummation of the Merger, but (ii) each 2005 Option shall become fully vested and exercisable following the consummation of the Merger in the event the employment of the employee Participant holder thereof is terminated by the Company or its affiliates other than for Cause, or such holder terminates employment for Good Reason or, in the case of a Participant eligible for retirement under the Company's benefit plans, for Retirement.

      19A.4. TERMINATION FOLLOWING THE EFFECTIVE TIME. Unless otherwise provided under the terms of an employment agreement with the Company or its subsidiaries, notwithstanding any other provision in the Plan, a termination of employment for Good Reason within two (2) years of the Effective Time shall be treated for purposes of Accelerated Options and 2005 Options as (A) a Special Separation or
(B) in the case of a Participant eligible for retirement under the Company's benefit plans, as a Retirement.

      19A.5 POST-MERGER CONVERSION OF OUTSTANDING ACCELERATED OPTIONS AND 2005 OPTIONS. Each Accelerated Option and 2005 Option outstanding at the Effective Time (together, "Gillette Stock Options") shall cease to represent a right to acquire Shares and, after the Effective Time, shall be deemed an option to acquire, on the same terms and conditions as were applicable under the Gillette Stock Option (but taking into account any applicable changes thereto provided for in this Plan as revised or by reason of the Merger Agreement), that number of shares of Parent Common Stock determined by multiplying the number of Shares subject to such Gillette Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Gillette Stock Option divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any Gillette Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and, except to the extent otherwise required by the Plan as revised, the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

      19A.6. PROVISIONS CONCERNING OPTIONS TO NONEMPLOYEE DIRECTORS. Options held by Nonemployee Directors of The Gillette Company immediately prior to the Effective Time must be exercised within the term of the original grant or within five (5) years from the Effective Time, whichever is shorter.

      19A.7 ASSUMPTION OF GILLETTE STOCK OPTIONS AND CERTAIN UNDERTAKINGS. (a) Subject to the terms of the Merger Agreement, on the Effective Time The Procter & Gamble Company shall assume the Plan (as revised herein) and each Gillette Stock Option. To the extent permitted by law but not in derogation of the provisions of this Article 19A, The Procter & Gamble Company shall take such reasonable steps as may be necessary to cause the Gillette Stock Options which qualified under Section 422 of Code as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options of The Procter & Gamble Company after the Effective Time.

      (b) Not later than five (5) business days after the Effective Time, The Procter & Gamble Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Gillette Stock Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding or for so long as such registration statement is required with respect to the Plan. The Procter & Gamble Company shall administer the Plan in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 20. DEFINITIONS
      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

      20.1 "ACCELERATED OPTIONS" has the meaning accorded such term in Article 19A.

      20.2 "ANNUAL AWARD LIMIT" OR "ANNUAL AWARD LIMITS" have the meaning set forth in Section 3.3.

      20.3 "AUTHORIZED OFFICER" means each of (i) the Chairman, Chief Executive Officer and President, (ii) the Vice Chairman, (iii) the Senior Vice President, Finance, and Chief Financial Officer, (iv) the Senior Vice President, Strategy and Business Development, (v) the Senior Vice President and General Counsel,
(vi) the Secretary and (vii) such other officers of the Company as any of the foregoing may designate in writing.

      20.4 "AWARD" means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

      20.5 "AWARD AGREEMENT" means an agreement entered into and executed by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

      20.6 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

      20.7 "CASH-BASED AWARD" means an Award granted to a Participant as described in Section 9.1.

      20.8 "CAUSE": FOR the purposes of the Plan, unless otherwise provided under the terms of an employment agreement with the Company or any of its Subsidiaries, in which case the definition contained therein shall control, a discharge for "Cause" shall have occurred where a Participant is terminated because of:

      (a) The Participant's continued failure to perform substantially his or her duties with the Company or any of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to Participant by an officer or a senior manager of the Company or the Subsidiary which identifies the manner in which the Board or the elected officer or manager believes that Participant has not performed his or her duties;

      (b) The Participant's engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or the subsidiary; or

      (c) The Participant's conviction of a felony or a plea of nolo contendere by Participant with respect to a felony.

      20.9 "CHANGE OF CONTROL" means any of the following events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or
            (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Paragraph (c) below;

      (b) Individuals who, as of December 16, 1999, constitute the Board of Directors (the "Board") of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

      (c) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

      (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      20.10 "CLOSING" means the closing of the Merger upon the terms and subject to the conditions set forth in Article 6 of the Merger Agreement

      20.11 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      20.12 COMMITTEE" means:

      (A) If describing rights, obligations, conditions, and/or circumstances prior to the Effective Time, the Compensation and Human Resources Committee of the Board of The Gillette Company.

      (B) If describing rights, obligations, conditions, and/or circumstances at or following the Effective Time, the Compensation & Leadership Development Committee (or its functional successor by another name) of The Procter & Gamble Company

      20.13 "COMPANY" means:

      (a) If describing rights, obligations, conditions, and/or circumstances prior to the Effective Time, The Gillette Company, a Delaware corporation;

      (b) If describing rights, obligations, conditions, and/or circumstances at or following the Effective Time, The Procter & Gamble Company, an Ohio corporation.

      20.14 "COMPANY STOCK OPTION PLANS" means the Plan and the Prior Plan.

      20.15 "COVERED EMPLOYEE" means a Participant who is a "covered employee," as defined in Code Section 162(m) and the regulations promulgated under Code
Section 162(m), or any successor statute.

      20.16 "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

      20.17 "EFFECTIVE TIME" has the meaning accorded such term in the Merger Agreement.

      20.18 "EMPLOYEE" means any employee of the Company and/or Subsidiaries who was not employed by The Procter & Gamble Company or any of its subsidiaries prior to the Effective Time.

      20.19 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      20.20 "EXCHANGE RATIO" has the meaning accorded such term in the Merger Agreement.

      20.21 "FAIR MARKET VALUE" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee. In the case of any Option intended to qualify as an ISO, or an Option or SAR intended to satisfy the performance-based compensation exception requirements of Section 162(m) of the Code by reason of the special stock option/stock appreciation right rules under Section 162(m) of the Code, Fair Market Value (FMV) shall be determined on a basis that is consistent with such intent.

      20.22 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 6.

      20.23 "GOOD REASON" means, for the purposes of the Plan, unless otherwise provided under the terms of an employment agreement with the Company or any of its Subsidiaries, in which case the definition contained therein shall control, an employee Participant terminating his or her employment as a direct result of:

      (a) The assignment to the Participant of any duties materially inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Change of Control, or any other action by the Company or its Subsidiaries that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is promptly remedied by the Company and/or the Subsidiary;

      (b) A decrease in the Participant's compensation, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is promptly remedied by the Company and/or the Subsidiary; or

      (c) The Company's or the Subsidiary's requiring the Participant to be based at any office or location other than (A) the office or where the Participant was based and performed services immediately prior to the Change of Control or (B) any other location less than 35 miles from such office, or the Company's or the Subsidiary's requiring the Participant to travel on business to a substantially greater extent than required immediately prior to the Change of Control.

      20.24 "GRANT PRICE" means the price established at the time of grant of a SAR pursuant to Article 6, used to determine whether there is any payment due upon exercise of the SAR.

      20.25 "INCENTIVE STOCK OPTION" or "ISO" means an Option to purchase Shares granted under Article 5 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

      20.26 "MERGER" means the consummation of the transactions contemplated by the Merger Agreement.

      20.27 "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of January 27, 2005 among The Procter & Gamble Company, Aquarium Acquisition Corp. and The Gillette Company.

      20.28 "MERGER SHARES" has the meaning accorded such term in the Merger Agreement.

      20.29 "NONEMPLOYEE DIRECTOR" has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

      20.30 "NONQUALIFIED STOCK OPTION" or "NQSO" means an Option that is intended not to be an ISO, or that otherwise does not meet the requirements of Code Section 422.

      20.31 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 5.

      20.32 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

      20.33 "OTHER STOCK-BASED AWARD" means an Award denominated in Shares that is not described in Articles 5, 6, 7, or 8.

      20.34 "PARENT" means The Procter & Gamble Company.

      20.35 "PARENT COMMON STOCK" has the meaning accorded such term in the Merger Agreement.

      20.36 "PARTICIPANT" means any eligible person as set forth in Article 4 to whom an Award is granted.

      20.37 "PERFORMANCE-BASED COMPENSATION" means an Award that is intended to deliver compensation that satisfies the performance-based compensation exception requirements of Section 162(m) of the Code, other than any such Award that is an Option or an SAR and that satisfies such requirements by reason of the special stock option/stock appreciation right rules under Section 162(m).

      20.38 "PERFORMANCE MEASURES" means the performance measures listed in
Article 10.

      20.39 "PERFORMANCE PERIOD" means the period of time over which attainment of performance goals is to be measured.

      20.40 "PERFORMANCE SHARE" means an Award denominated in Shares under which vesting of the Award or the right to payment under the Award (and not merely the possible acceleration of vesting or payment) depends on the satisfaction of one or more performance goals.

      20.41 "PERIOD OF RESTRICTION" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee), as provided in
Article 7.

      20.42 "PLAN" means The Gillette Company 2004 Long-Term Incentive Plan as from time to time amended and in effect.

      20.43 "PLAN YEAR" means the calendar year (January 1 to December 31).

      20.44 "PRIOR PLAN" means the 1971 Stock Option Plan of The Gillette
Company.

      20.45 "RESTRICTED STOCK" means an Award of restricted Stock pursuant to
Article 7.

      20.46 "RESTRICTED STOCK UNIT" means an Award pursuant to Article 7 under which the Participant is given a conditional right to receive Stock in the future.

      20.47 "RETIREMENT" means: (a) retirement in accordance with the provisions of any appropriate retirement plan of the Company or any of its subsidiaries; or
(b) termination of employment under the total and permanent disability provision of any retirement or disability plan of the Company or any of its subsidiaries or any plan to which the Company or its subsidiaries contribute for purposes of the retirement or disability of Employees.

      20.48 "SHARE" means a Share of common stock of the Company

      20.49 "SPECIAL SEPARATION" means any termination of employment that occurs prior to the time a Participant is eligible to retire, except a termination for Cause or a voluntary resignation that is not initiated or encouraged by the Company.

      20.50 "STOCK APPRECIATION RIGHT" or "SAR" means an Award pursuant to the terms of Article 6.

      20.51 "SUBSIDIARY" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

      20.52 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 6, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

      20.53 "2005 OPTIONS" means each Option granted hereunder after January 27, 2005 and prior to the Effective Time.